SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
973-544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

Proteonomix, Inc. (the "Company") issued a press release, dated June 16, 2011, entitled-Proteonomix, Inc. (PROT) Engages Investment Banking Firm

The press release is in its entirety below:

Proteonomix, Inc. (PROT) Engages Investment Banking Firm

MOUNTAINSIDE, NJ--(Marketwire - Jun 16, 2011) - PROTEONOMIX, INC. (OTCBB: PROT), a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives, announced today that it has engaged the services of Bedminster Financial Group, Ltd. to provide investment banking services for the Company with a view to finding joint venture partners and/or strategic investments into one or more of its subsidiaries in order to advance the scientific and commercial development of the subsidiaries and the technologies possessed by the subsidiaries.

Michael Cohen, President of the Company, stated: "Proteonomix subsidiaries have licensed several technologies, including but not limited to Thor BioPharma, a subsidiary of Proteonomix, which has licensed the UMK-121 technology; Proteoderm which has licensed the cosmeceutical and skin-regeneration technologies as well as Proteonomix which has cell platform technologies and licenses; StromaCel, Inc. which has licensed therapeutic technologies for the treatment of Cardiovascular Disease (CVD). The Company's goal is to find the proper suitors to advance and expedite the advancement of its technologies. We have begun negotiations with several companies."

About Proteonomix, Inc.:

Proteonomix is a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives. The Proteonomix Family of companies includes Proteoderm, StromaCel, National Stem Cell, PRTMI, The Sperm Bank of New York and THOR Biopharma. Proteoderm, Inc. is a wholly owned subsidiary that has developed an anti-aging line of skin care products. StromaCel, Inc. develops therapeutic modalities for the treatment of Cardiovascular Disease (CVD). National Stem Cell, Inc. is Proteonomix's operating subsidiary. The Sperm Bank of New York, Inc. is a fully operational tissue bank. Proteonomix Regenerative Translational Medicine Institute, Inc. ("PRTMI") intends to focus on the translation of promising research in stem cell biology and cellular therapy to clinical applications of regenerative medicine. Proteonomix intends to create and dedicate a subsidiary to each of its technologies. Please also visit http://www.proteonomix.com/, http://www.proteoderm.com/, http://www.otcqb.com/ and http://www.sec.gov/.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: June 17, 2011

By: /s/ Michael Cohen

Name:  Michael Cohen

Chief Executive Officer